Exhibit 99.1
Contact: Max Shevitz	FOR IMMEDIATE RELEASE
President
Tel: 703/925-5590
Email: max_shevitz@learningtree.com

LEARNING TREE INTERNATIONAL ANNOUNCES FOURTH

QUARTER and FISCAL YEAR 2015 RESULTS

RESTON, VA., December 15, 2015 – Learning Tree International, Inc. (OTCQX: LTRE) announced today its revenues and results of operations for its fourth quarter and full fiscal year 2015, which ended October 2, 2015.

In its fourth quarter of fiscal year 2015, Learning Tree reported revenues of $25.6 million, income from continuing operations before income taxes of $0.8 million, and net income of $0.7 million, or $0.06 per share. These results compare with revenues of $30.0 million, income from continuing operations before income taxes of $6.6 million, and net income of $6.6 million, or $0.50 per share in its fourth quarter of fiscal year 2014. The fourth quarter of 2014 results were positively impacted by a $6.3 million gain recognized on the sale of Learning Tree’s corporate headquarters facility located in Reston, Virginia.

For the full fiscal year 2015, Learning Tree reported revenues of $94.9 million, loss from continuing operations before income taxes of $9.3 million, and a net loss of $12.6 million or ($0.95) per share. These results compare with revenues of $107.1 million, income from continuing operations before income taxes of $0.2 million, and net income of less than $0.1 million or $0.00 per share for fiscal year 2014.

As previously reported, on March 3, 2015, Learning Tree completed the sale of its subsidiary in France, Learning Tree International S.A., to Educinvest SPRL. The sale of Learning Tree France resulted in a loss of $2.5 million. This loss plus the results of operations for Learning Tree France for the twelve month period ended October 2, 2015 and the three and twelve month periods ended October 3, 2014, respectively, have been reclassified to the income (loss) from discontinued operations, net of tax line on the Condensed Consolidated Statements of Operations table presented below. In addition, historical Condensed Consolidated Balance Sheet amounts for Learning Tree France have been reclassified as discontinued operations in the tables presented below.

“As we move into fiscal year 2016, Learning Tree’s objective is to grow our position as a leading worldwide provider of training and workforce development to IT professionals and managers and to become the provider of choice for large national and multinational companies, medium-size companies and government organizations. To that end, we recently introduced IT Workforce Optimization Solutions, a comprehensive suite of services to support IT organizations in: defining organizational structure, processes, and job roles; assessing current staff skills and abilities; and implementing process and performance improvements by enhancing the skills and abilities of staff. IT Workforce Optimization Solutions augments and enhances our core training capabilities by enabling Learning Tree to partner with our customers in helping them develop a high-performing organization through workforce development and process improvement”, stated Richard Spires, the recently appointed Chief Executive Officer of Learning Tree.

Conference Call and Webcast

Learning Tree will host an investor conference call to discuss its results for the fourth quarter of fiscal year 2015 at 4:30 p.m. ET, December 15, 2015. To participate, call (888) 339-2688 or +1 (617) 847-3007 (International Callers) and enter pass code: 220 179 24 at least five minutes before 4:30pm (ET) / 1:30pm (PT) on Tuesday, December 15, 2015; or, go to Learning Tree’s Investor website at www.learningtree.com/investor to gain access and listen to the live webcast. A webcast replay of the investor conference call is available for 90 days via the Internet through the Investor Relations section of Learning Tree’s website at www.learningtree.com/investor.

About Learning Tree International, Inc.

Established in 1974, Learning Tree is a leading worldwide vendor-independent provider to business and government organizations for the training and education of their information technology (“IT”) professionals and managers. In addition to training, we support our customers by providing a suite of skills enhancement services which help business and government organizations assess the skill level of their IT staff and new hires, determine skill gaps, and define learning paths to enhance the competences of their IT workforce. Learning Tree develops, markets, and delivers a broad, proprietary library of instructor-led courses focused on: web development, IT security, project management, operating systems, databases, networking, software development, leadership, and management and business skills. Courses are offered at Learning Tree Education Centers and training locations around the world, on-site at client facilities, or via the Internet with Learning Tree AnyWare™, our web-based, remote-attendance platform. For more information about Learning Tree and its products and services, call 1-888-THE-TREE (1-888-843-8733), or visit the Learning Tree Web site at www.learningtree.com.

Cautionary Statement Regarding Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on Learning Tree. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Learning Tree. There can be no assurance that future developments affecting Learning Tree will be the same as those anticipated. Learning Tree cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Investors should not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. Some of these risks and uncertainties that could affect Learning Tree and its business include, but are not limited to the following: risks associated with the timely development, introduction, and customer acceptance of Learning Tree's courses; competition; international operations, including currency fluctuations; changing economic and market conditions; technology development and new technology introduction; efficient delivery and scheduling of Learning Tree's courses; intellectual property, including having to defend potential infringement claims; risks associated with cyber security; adverse weather conditions, strikes, acts of war or terrorism and other external events; and attracting and retaining qualified personnel. Learning Tree is not undertaking any obligation to update forward-looking statements contained herein to reflect future events, developments or changed circumstances.

In order to help the reader assess the factors and risks in Learning Tree's business that could cause actual results to differ materially from those expressed in the forward looking statements, Learning Tree discusses in its 2015 Annual Report on Form 10-K (“Form 10-K”), those risks in Item 1A, “Risk Factors”. Please read the Form 10-K, including the Risk Factors included therein, which are filed with the Securities and Exchange Commission (“SEC”) and available at the SEC's Internet site (http://www.sec.gov).

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Release Summary: Learning Tree International announced today its revenues and results of operations for its fourth quarter of fiscal year 2015, which ended October 2, 2015.

 Table 1

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(all amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	October 2,	October 3,	October 2,	October 3,
	2015	2014	2015	2014
	(unaudited)	(unaudited)

Revenues	$25,629	$30,045	$94,884	$107,057
Cost of revenues	13,760	16,090	55,809	60,745
Gross profit	11,869	13,955	39,075	46,312

Operating expenses:
Course development	1,751	1,827	8,146	7,225
Sales and marketing	4,592	6,315	21,591	22,790
General and administrative	4,754	5,512	19,029	22,287
Total operating expenses	11,097	13,654	48,766	52,302

Income (loss) from operations before other operating items	772	301	(9,691)	(5,990)

Gain (loss) on disposal of property, plant and equipment	5	6,310	(4)	6,322

Income (loss) from operations	777	6,611	(9,695)	332
Other income (expense), net	(1)	(2)	354	(88)
Income (loss) from continuing operations before income taxes	776	6,609	(9,341)	244
Provision (benefit) for income tax	35	(234)	467	261

Income (loss) from continuing operations	741	6,843	(9,808)	(17)

Income (loss) from discontinued operations, net of tax	0	(221)	(264)	18
Loss on disposal of discontinued segment	0	0	(2,501)	0

Income (loss) from discontinued operations	0	(221)	(2,765)	18

Net income (loss)	$741	$6,622	$(12,573)	$1

Earnings (loss) per share basic and diluted:
Continuing operations	$0.06	$0.52	$(0.74)	$0.00
Discontinued operations	0.00	(0.02)	(0.21)	0.00
Basic and diluted loss per share	$0.06	$0.50	$(0.95)	$0.00

 Table 2

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(all amounts in thousands)

	October 2,	October 3,
	2015	2014

Cash and cash equivalents	$17,936	$29,881
Trade accounts receivable, net	10,475	13,523
Prepaid expenses and other	5,018	4,968
Current assets of continuing operations	33,429	48,372
Current assets of discontinued operations	0	4,472
Total current assets	33,429	52,844
Depreciable assets, net and other	10,492	12,718
Depreciable assets, net and other of discontinued operations	0	638
Total assets	$43,921	$66,200

Accounts payable and accrued liabilities	$12,409	$14,191
Deferred revenues	22,909	26,572
Current liabilities of continuing operations	35,318	40,763
Current liabilities of discontinued operations	0	2,593
Total current liabilities	35,318	43,356
Other long term liabilities of continuing operations	5,556	6,800
Other long term liabilities of discontinued operations	0	247
Total liabilities	40,874	50,403

Stockholders' equity	3,047	15,797
Total liabilities and stockholders' equity	$43,921	$66,200